MUTUAL FUND SERIES TRUST

Amendment No. 28 to Agreement and Declaration of Trust

The undersigned President and Principal Executive Officer of Mutual Fund Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees (the “Board”) of the Trust at a meeting of the Board on November 25, 2013.

Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for each Series
Camelot Premium Return Fund	Class A and C
Camelot Excalibur Small Cap Income Fund	Class A and C
Catalyst/EquityCompass Buyback Strategy Fund	Class A, C, and I
Catalyst Event Arbitrage Fund	Class A, C, and I
Catalyst Hedged Futures Strategy Fund	Class A, C, and I
Catalyst Insider Long/Short Fund	Class A, C, and I
Catalyst Insider Tracking Fund	Class A, C, and I
Catalyst Insider Buying Fund	Class A, C, and I
Catalyst Rising Dividend Income Fund	Class A, C, and I
Catalyst Strategic Insider Fund	Class A, C, and I
Catalyst Small-Cap Insider Buying Fund	Class A, C, and I
Catalyst/CP Core Equity Fund	Class A, C, and I
Catalyst/CP Focus Large Cap Fund	Class A, C, and I
Catalyst/CP Focus Mid Cap Fund	Class A, C, and I
Catalyst/CP World Equity Fund	Class A, C, and I
Catalyst/Groesbeck Growth of Income Fund	Class A, C, and I
Catalyst/Lyons Hedged Premium Return Fund	Class A, C, and I
Catalyst/Lyons Tactical Allocation Fund	Class A, C, and I
Catalyst/MAP Global Total Return Income Fund	Class A, C, and I
Catalyst/MAP Global Capital Appreciation Fund	Class A, C, and I
Catalyst/Princeton Floating Rate Income Fund	Class A, C, and I
Catalyst/SMH High Income Fund	Class A, C, and I
Catalyst/SMH Total Return Income Fund	Class A, C, and I
Day Hagan Tactical Allocation Fund of ETFs	Class A and C
Empiric Core Equity Fund	Class A and C
Eventide Gilead Fund	Class A, C, N and I
Eventide Healthcare & Life Sciences Fund	Class A, C, N and I
JAG Large Cap Growth Fund KF Griffin Blue Chip and Covered Call Fund	Class A, C, and I Class A, C and I
Listed Private Equity Plus Fund	Class A and C
SMH Representation Trust	N/A
SignalPoint Global Alpha Fund	Class A, C, and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: December 11, 2013
/s/ Jerry Szilagyi Jerry Szilagyi, President and Principal Executive Officer of the Trust